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                                                                EXHIBIT 23.9

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the OneMain.com, Inc. 1999 Stock Option and Incentive Plan of our report dated February 26, 1999 with respect to the financial statements of United States Internet, Inc. included in the Registration Statement on Form S-4 (333-77063) and related prospectus of OneMain.com, Inc., filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP


Atlanta, Georgia
May 13, 1999